UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2006

Medarex, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

707 State Road, Princeton, N.J.	08540-1437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (609) 430-2880

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 22, 2006, Medarex, Inc. (“Medarex”), commenced a solicitation of consents from holders of record at the close of business on September 21, 2006 of its outstanding 2.25% Convertible Senior Notes due 2011 (the “Notes”) to amendments of certain reporting requirements in the indenture governing the Notes and waivers of defaults and events of defaults related to such reporting requirements. The proposed amendments to the indenture provide Medarex with additional time to comply with these reporting requirements and require consent of the holders of a majority in aggregate principal amount of the outstanding Notes. The consent solicitation is scheduled to expire at 5:00 p.m. New York City time on October 4, 2006, unless extended or terminated by Medarex. A copy of the Consent Solicitation Statement, dated as of September 22, 2006, describing the terms and conditions of the consent and the proposed amendments are attached hereto as Exhibit 99.1. A copy of the press release announcing the commencement of the Consent Solicitation is attached hereto as Exhibit 99.2.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this report, or included as exhibits in Item 9.01 of this report, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in Item 7.01 of this report, or included as exhibits in Item 9.01 of this report, shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1  Consent Solicitation Statement, dated September 22, 2006

99.2  Press release issued by Medarex, Inc. dated September 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medarex, Inc.

Date: September 22, 2006	/s/	Christian S. Schade
Christian S. Schade
Senior Vice President and Chief Financial Officer